Exhibit 99.1

[CELGENE LETTERHEAD]

March 8, 2019

American Stock Transfer &

  Trust Company, LLC

59 Maiden Lane — Plaza Level

New York, New York 10038

RE:	Notice of Net Sales Payment

Dear Sir/Madam:

Reference is made to the Contingent Value Rights Agreement, dated as of October 15, 2010 (the “CVR Agreement”), between Celgene Corporation (“Celgene”) and American Stock Transfer & Trust Company, LLC, as trustee. Capitalized terms used but not defined herein have the definitions set forth in the CVR Agreement.

Pursuant to Section 5.4 of the CVR Agreement, Celgene hereby informs you that a Net Sales Payment in the amount of $1,555,382 will be paid to you in accordance with Section 3.1 of the CVR Agreement on or before March 23, 2019 (the “Net Sales Payment Date”), provided that since March 23, 2019 is not a business day, such payment may be made on the next business day by wire transfer to the account to be designated by you so that you may pay to the Holders of the CVRs as of the Net Sales Payment Date a pro rata portion of such Net Sales Payment based on the number of CVRs held by each Holder as of the Net Sales Payment Date.

Please indicate your receipt of this notice by executing a copy of this letter and returning it to Celgene to the attention of the undersigned.

Sincerely,

CELGENE CORPORATION

By:	/s/ Alexis Pinto
Alexis Pinto
Corporate Vice President, Legal and Corporate Secretary

Receipt acknowledged:

American Stock Transfer & Trust Company, LLC

By:_____________________

Name:___________________

Title:_____________________